Exhibit 99.1

Contact:

Big 5 Sporting Goods Corporation

Barry Emerson

Sr. Vice President and Chief Financial Officer

(310) 536-0611

ICR, Inc.

John Mills

Senior Managing Director

(310) 954-1105

BIG 5 SPORTING GOODS CORPORATION APPOINTS DOMINIC DEMARCO TO BOARD OF DIRECTORS

EL SEGUNDO, Calif., October 25, 2011 — Big 5 Sporting Goods Corporation (NASDAQ: BGFV), a leading sporting goods retailer, today announced that it has appointed Dominic DeMarco to serve on its board of directors, thereby expanding the board to seven members. Mr. DeMarco is Director, Co-Chief Investment Officer and Chief Compliance Officer for Stadium Capital Management, LLC, an investment advisory firm whose affiliated funds have been shareholders of the Company since 2006 and taken together are the Company’s largest current shareholder.

“We have had a positive relationship with Stadium Capital over the five years they have been invested in our Company and are pleased to have Mr. DeMarco join our board of directors,” said Steven G. Miller, the Company’s Chairman, President and Chief Executive Officer. “We believe that Dominic’s 19 years of financial experience and his position with Stadium Capital will provide additional institutional investor perspective to our board and management team, and we look forward to working with him.”

Mr. DeMarco joined Stadium Capital in 1999 as an Associate. Prior to that, he was an Associate at Goldman Sachs Group, where he evaluated corporate, high yield and mortgage-backed debt, as well as derivatives for large institutional investors. Also at Goldman, Mr. DeMarco assisted in the structuring of corporate debt and derivative transactions on behalf of Canadian corporate and government entities. Mr. DeMarco is a graduate of Stanford University and the Stanford University Graduate School of Business.

Mr. DeMarco commented, “As a long-term shareholder, Stadium Capital appreciates Big 5’s established business model, and we believe that our financial expertise and perspective as a large shareholder will help further the Company’s efforts to drive earnings growth and enhance shareholder value.”

About Big 5 Sporting Goods Corporation

Big 5 is a leading sporting goods retailer in the western United States, operating 400 stores in 12 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and roller sports.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Big 5’s actual results in current or future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, continued or worsening weakness in the consumer spending environment and the U.S. financial and credit markets, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in cost of goods, operating expense fluctuations, litigation risks, disruption in product flow, changes in interest rates, credit availability, and higher costs associated with sources of credit resulting from uncertainty in financial markets and economic conditions in general. Those and other risks and uncertainties are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 2, 2011 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2011. Big 5 conducts its business in a highly competitive and rapidly changing environment. Accordingly, new risk factors may arise. It is not possible for management to predict all such risk factors, nor to assess the impact of all such risk factors on Big 5’s business or the extent to which any individual risk factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Big 5 undertakes no obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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